Exhibit 23


                  CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Richfood Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1253) pertaining to the Super Rite Foods, Inc. Employee Investment Opportunity Plan for Retail Union Employees of our report dated June 25, 1999, with respect to the financial statements and schedules of the Super Rite Foods, Inc. Employee Investment Opportunity Plan for Retail Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                             /s/Ernst & Young LLP

Richmond, Virginia
June 25, 1999